                                 THIRD AMENDMENT

     THIS THIRD AMENDMENT dated as of June 29, 2004 (this "Amendment")
amends the Credit Agreement dated as of July 16, 2001 (as previously amended, the "Credit Agreement") among American Italian Pasta Company (the
"Company"), various financial institutions (the "Lenders") and
Bank of America, N.A., as administrative agent (in such capacity, the
"Administrative Agent"). Capitalized terms used but not otherwise defined herein have the respective meanings given to them in the Credit Agreement.

     WHEREAS, the Company, the Lenders and the Administrative Agent have entered into the Credit Agreement; and

     WHEREAS, the parties hereto desire to amend the Credit Agreement in certain respects as more fully set forth herein;

     NOW, THEREFORE, the parties hereto agree as follows:

     SECTION 1 Amendments. Subject to the satisfaction of the conditions precedent set forth in Section 3, the Credit Agreement is amended as follows:

     1.1 Amendments to Definitions.

          (a) The definition of "Consolidated EBITDA" is amended by adding the following new language at the end of clause(b) immediately before the semicolon: "plus (c) all Special Charges incurred during such Computation
     Period".

          (b) The definition of "Fixed Charge Coverage Ratio" is amended in its entirety to read as follows:

               Fixed Charge Coverage Ratio means, for any Computation
          Period, the ratio of (a) the result of (i) Consolidated EBITDA for such Computation Period less (ii) $15,000,000 (which, for
          informational purposes, represents an assumed maintenance level of capital expenditures) less (iii) cash income tax expense for such
          Computation Period less (iv) cash dividends paid by the Company during such Computation Period to (b) the sum of (i) Interest Expense to the
          extent payable in cash during such Computation Period plus (ii) the greater of (x) $15,000,000 (which, for informational purposes, represents an assumed amount of term-like debt repayments) and (y) the positive excess, if any, as of the last day of such Computation
          Period, of (1) the Aggregate Revolving Outstandings over (2) the
          Aggregate Revolving Commitment Amount scheduled to be in effect after giving effect to the reduction thereof on the first Commitment
          Reduction Date following the last day of such Computation Period plus
          (iii) the actual aggregate amount of all scheduled principal payments on Debt (other than Debt hereunder) required to be made (and actually made) by the Company and its Subsidiaries during such Computation
          Period; provided that in calculating Interest Expense for any
          Computation Period, any Debt incurred or assumed in connection with the acquisition of any Person (or division or similar business unit)
          shall be assumed to have been incurred or assumed on the first day of such period (with a corresponding increase in Interest Expense) and any Debt assumed by any Person (other than the Company or any
          Subsidiary) in connection with the

         disposition of any Person (or division or similar business unit)
         disposed of by the Company or any Subsidiary during such period shall be assumed to have been repaid on the first day of such period (with a corresponding decrease in Interest Expense).

     1.2 Addition of Definition. The following new definition of "Special
Charges" is added to Section 1 of the Credit Agreement in proper sequence:

                  Special Charges means the first $12,000,000 of non-recurring expenses of the Company and its consolidated Subsidiaries incurred during the last two Fiscal Quarters of Fiscal Year 2004 in connection with (a) temporary production curtailment expenses, (b) development and start-up costs for new reduced-carbohydrate product lines and (c)
         initial consumer advertising and promotion costs for such new reduced-carbohydrate product lines.

     1.3 Amendment to Section 10.6.2. Section 10.6.2 of the Credit Agreement is
amended in its entirety to read as follows:

          10.6.2 Maximum Leverage Ratio. Not permit the Leverage Ratio for any
     Computation Period to exceed the applicable ratio set forth below for such
     Computation Period:

            Computation Period Ending                           Maximum Leverage Ratio
            -------------------------                           ----------------------
        July 2, 2004 through July 1, 2005                             4.00 to 1.0
      September 30, 2005 and December 30, 2005                        3.75 to 1.0
          March 31, 2006 and thereafter                               3.50 to 1.0.

     1.4 Amendment to Section 10.6.4. Section 10.6.4 of the Credit Agreement is
amended in its entirety to read as follows:

          10.6.4 Minimum Consolidated EBITDA. Not permit Consolidated EBITDA for any Computation Period to be less than (a) for any Computation Period ending from July 2, 2004 through July 1, 2005, $70,000,000 and (b) for any
     Computation Period ending thereafter, $80,000,000.

     1.5 Amendment to Schedule 1.1(b). Schedule 1.1(b) to the Credit Agreement
is replaced with Schedule 1.1(b) hereto.

     SECTION 2 Representations and Warranties. The Company represents and warrants to the Administrative Agent and the Lenders that, after giving effect to the effectiveness hereof:

     (a) each warranty set forth in Section 9 of the Credit Agreement, as amended hereby (as so amended, the "Amended Credit Agreement"), is true and correct in all material respects as of the date of the execution and delivery of this Amendment by the Company, with the same effect as if made on such date;

     (b) no Event of Default or Unmatured Event of Default exists; and

                                      -2-

     (c) since October 3, 2003, there has been no Material Adverse Effect.

The Required Lenders acknowledge and agree that the events and circumstances disclosed in the written presentation distributed at the Lender's meeting with the Company on May 14, 2004 do not constitute a Material Adverse Effect.

     SECTION 3 Effectiveness. This Amendment shall become effective when the
Administrative Agent shall have received the following:

     (a) counterparts of this Amendment executed by the Company and the Required
Lenders;

     (b) evidence that the Company has paid all accrued and invoiced fees and expenses of the Administrative Agent and the Arranger (including reasonable attorneys' fees);

     (c) an amendment fee for each Lender that delivers to the Administrative
Agent (i) an executed consent to this Amendment (substantially in the form posted to Intralinks by the Administrative Agent on or about June 10, 2004) no later than 5:00 p.m. (Chicago time) on June 21, 2004; and (b) an executed signature page to this Amendment no later than 5:00 p.m. (Chicago time) on June
29, 2004, such fee to be in an amount equal to 0.10% of the amount of such
Lender's Commitment on the date this Amendment becomes effective;

     (d) a Confirmation substantially in the form of Exhibit A; and

     (e) such other documents as the Administrative Agent may reasonably request.

     SECTION 4 Miscellaneous.

     4.1 Continuing Effectiveness, etc. As herein amended, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. After the effectiveness of this Amendment, all references in the
Credit Agreement to "this Agreement" and in the other Loan Documents to the
"Credit Agreement" or similar terms shall refer to the Amended Credit Agreement.

     4.2 Counterparts. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Amendment.

     4.3 Governing Law. This Amendment shall be a contract made under and governed by the laws of the State of Illinois applicable to contracts made and to be performed entirely within such state.

     4.4 Successors and Assigns. This Amendment shall be binding upon the
Company, the Lenders and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of the Company, the
Lenders and the Administrative Agent and the respective successors and assigns of the Lenders and the Administrative Agent.

                                      -3-

     Delivered as of the day and year first above written.

                             AMERICAN ITALIAN PASTA COMPANY

                             By:      /s/ Warren Schmidgall
                                ------------------------------------------------------
                             Name:  Warren Schmidgall
                             Title: Executive Vice President/Chief Financial Officer

                              BANK OF AMERICA, N.A., as Administrative Agent

                              By:      /s/ Jeffery T. White
                                 ---------------------------------------------------------
                              Name:    Jeffery T. White
                              Title:   Assistant Vice President

                              BANK OF AMERICA, N.A., as a Lender

                              By:       /s/ Thomas R. Mahoney
                                 ---------------------------------------------------------
                              Name:     Thomas R. Mahoney
                              Title:    Senior Vice President

                              BANK ONE, NA, with its main office in Chicago, IL, as
                              Documentation Agent and as a Lender

                              By:       /s/ Danielle M. Clarke
                                 ---------------------------------------------------------
                              Name:     Danielle M. Clarke
                              Title:    EVP

                              U.S. BANK NATIONAL
                              ASSOCIATION, as Syndication
                              Agent and as a Lender

                              By:       /s/ John P. Mills
                                 ---------------------------------------------------------
                              Name:     John P. Mills
                              Title:    Vice President

                              ING CAPITAL LLC

                              By:       /s/ William B. Redmond
                                 ---------------------------------------------------------
                              Name:     William B. Redmond
                              Title:    Managing Director

                              By:____________________________________
                              Name: _________________________________
                              Title: __________________________________

                              FLEET NATIONAL BANK, as Co-Agent and as a Lender

                              By:       Cristin M. O'Hara
                                 ---------------------------------------------------------
                              Name:     Cristin M. O'Hara
                              Title:    Director

                              KEYBANK NATIONAL ASSOCIATION, as Co-Agent and as a Lender

                              By:       /s/ David J. Wechter
                                 ---------------------------------------------------------
                              Name:     David J. Wechter
                              Title:    Vice President

                              COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A.,
                              "RABOBANK NEDERLAND", NEW YORK BRANCH, as Co-Agent and as a
                              Lender

                              By:       /s/ Thomas Hasenauer
                                 ---------------------------------------------------------
                              Name:     Thomas Hasenauer
                              Title:    Vice President

                              By:       /s/ Brett Delfino
                                 ---------------------------------------------------------
                              Name:     Brett Delfino
                              Title:    Executive Director

                              WELLS FARGO BANK, N.A., as Co-Agent and as a Lender

                              By:       /s/ Wayne C. Lewis
                                 ---------------------------------------------------------
                              Name:     Wayne C. Lewis
                              Title:    Vice President

                              BANCA NAZIONALE DEL LAVORO S.P.A.

                              By:       /s/ Francesco Di Mario
                                 ---------------------------------------------------------
                              Name:     Francesco Di Mario
                              Title:    Vice President

                              By:       /s/ Carlo Vecchi
                                 ---------------------------------------------------------
                              Name:     Carlo Vecchi
                              Title:    Senior Vice President

                              THE BANK OF NEW YORK

                              By:       /s/ Mark O'Connor
                                 ---------------------------------------------------------
                              Name:     Mark O'Connor
                              Title:    Vice President

                              COMERICA BANK

                              By:       /s/ Mark Leveille
                                 ---------------------------------------------------------
                              Name:     Mark Leveille
                              Title:    CBO

                              COMMERCE BANK, N.A.

                              By:       /s/ Lance Holden
                                 ---------------------------------------------------------
                              Name:     Lance Holden
                              Title:    Senior Vice President

                              SUNTRUST BANK, as Co-Agent and as a Lender

                              By:       /s/ Michel Odermatt
                                 ---------------------------------------------------------
                              Name:     Michel Odermatt
                              Title:    Managing Director

                              UNICREDITO ITALIANO

                              By:       /s/ Christopher J. Eldin
                                 ---------------------------------------------------------
                              Name:     Christopher J. Eldin
                              Title:    First Vice President & Deputy Manager

                              By:       /s/ Saiyed A. Abbas
                                 ---------------------------------------------------------
                              Name:     Saiyed A. Abbas
                              Title:    Vice President

                              UMB BANK, N.A.

                              By:       /s/ David A. Proffitt
                                 ---------------------------------------------------------
                              Name:     David A. Proffitt
                              Title:    Senior Vice President

                              COBANK, ACB

                              By:       /s/ S. Richard Dill
                                 ---------------------------------------------------------
                              Name:     S. Richard Dill
                              Title:    Vice President

                              FARM CREDIT SERVICES OF MINNESOTA VALLEY PCA D/B/A FCS
                              COMMERCIAL FINANCE GROUP

                              By:       /s/ James M. Grafing
                                 ---------------------------------------------------------
                              Name:     James M. Grafing
                              Title:    SVP - Syndicated Finance

                              AGFIRST, FCB

                              By:       /s/ Bruce B. Fortner
                                 ---------------------------------------------------------
                              Name:     Bruce B. Fortner
                              Title:    Vice President

                              U.S. AGBANK, FCB (f/k/a Farm Credit Bank of Wichita)

                              By:       /s/ Greg Somerhalder
                                 ---------------------------------------------------------
                              Name:     Greg Somerhalder
                              Title:    Vice President

                              FARM CREDIT SERVICES OF AMERICA, PCA

                              By:       /s/ Steven L. Moore
                                 ---------------------------------------------------------
                              Name:     Steven L. Moore
                              Title:    Vice President

                              GREENSTONE FARM CREDIT SERVICES, FLCA

                              By:         /s/ Laura M. Roessler
                                 ---------------------------------------------------------
                              Name:       Laura M. Roessler
                              Title:      AVP/Lending Officer

                              NORTHWEST FARM CREDIT SERVICES, PCA

                              By:       /s/ Carol J. Magness
                                 ---------------------------------------------------------
                              Name:     Carol J. Magness
                              Title:    Vice President

                                  CONFIRMATION

                            Dated as of June 29, 2004

To:  Bank of America, N.A., individually and as administrative agent (in such capacity, the "Administrative Agent"), and the other financial institutions that are parties to the Credit Agreement referred to below

     Please refer to the following:

     (a) the Credit Agreement dated as of July 16, 2001 (as previously amended, the "Credit Agreement") among American Italian Pasta Company (the "Company"), various financial institutions and the Administrative Agent;

     (b) the Third Amendment to the Credit Agreement dated as of the date hereof
(the "Third Amendment"; the Credit Agreement, as amended by the Third Amendment, is referred to as the "Amended Credit Agreement");

     (c) the Collateral Assignment of Partnership Interests dated as of July 16,
2001 by the Company in favor of the Administrative Agent;

     (d) the Collateral Assignment of Partnership Interests dated as of July 19,
2002 by AIPC Finance, Inc. ("AIPC Finance") in favor of the Administrative
Agent;

     (e) the Pledge Agreement dated as of July 16, 2001 among the Company, AIPC
Finance and the Administrative Agent;

     (f) the Membership Interest Pledge Agreement dated as of July 19, 2002 by the Company and AIPC Finance in favor of the Administrative Agent;

     (g) the Guaranty dated as of July 16, 2001 by each of the undersigned
(other than the Company) in favor of the Administrative Agent.

     Each document referred to in items (c) through (g) above is called a
"Credit Document". Capitalized terms used but not defined herein shall have the respective meanings set forth in the Amended Credit Agreement.

     Each of the undersigned hereby confirms to the Lenders and the
Administrative Agent that each Credit Document to which such undersigned is a party continues in full force and effect on the date hereof after giving effect to the Third Amendment and is the legal, valid and binding obligation of such undersigned, enforceable against such undersigned in accordance with its terms.

     Each of the undersigned hereby agrees with the Administrative Agent that
(a) the obligations and liabilities guaranteed under the Guaranty and secured under each Credit Document include all obligations and liabilities of the
Company under the Amended Credit

Agreement and (b) each reference in each Credit Document to the "Credit
Agreement" shall, on and after the date hereof, be deemed to be a reference to the Amended Credit Agreement.

     By its signature below, the Administrative Agent agrees to the provisions of clauses (a) and (b) of the preceding paragraph.

                         [SIGNATURES BEGIN ON NEXT PAGE]

     IN WITNESS WHEREOF, the undersigned have executed this Confirmation as the date first above written.

                                 AMERICAN ITALIAN PASTA COMPANY

                                 By:         /s/ Warren Schmidgall
                                    --------------------------------------------------------
                                 Name:       Warren Schmidgall
                                 Title:      Executive VP & Chief Financial Officer

                                 AIPC FINANCE, INC.

                                 By:         /s/ Warren Schmidgall
                                    --------------------------------------------------------
                                 Name:       Warren Schmidgall
                                 Title:      President

                                 AIPC SALES CO.

                                 By:         /s/ Warren Schmidgall
                                    --------------------------------------------------------
                                 Name:       Warren Schmidgall
                                 Title:      Executive Vice President & Chief Financial
                                             Officer

                                 AIPC WISCONSIN, LIMITED PARTNERSHIP

                                 By:  America Italian Pasta Company, its
                                       General Partner

                                       By:         /s/ Warren Schmidgall
                                          ---------------------------------------------------
                                       Name:       Warren Schmidgall
                                       Title:      Executive Vice President & Chief Financial
                                                   Officer

                                 AIPC MISSOURI, LLC

                                 By:  American Italian Pasta Company, its
                                 Managing Member

                                       By:         /s/ Warren Schmidgall
                                          ---------------------------------------------------
                                       Name:       Warren Schmidgall
                                       Title:      Executive Vice President & Chief Financial
                                                   Officer

                                 AIPC SOUTH CAROLINA, INC.

                                 By:         /s/ Warren Schmidgall
                                    --------------------------------------------------------
                                 Name:       Warren Schmidgall
                                 Title:      President

                                 AIPC ARIZONA, LLC

                                 By:  AIPC Finance, Inc., its sole Member

                                       By:         /s/ Warren Schmidgall
                                          ---------------------------------------------------
                                       Name:       Warren Schmidgall
                                       Title:      President

ACKNOWLEDGED AND AGREED:

BANK OF AMERICA, N.A., as
Administrative Agent

By:        /s/ Jeffery T. White
   -----------------------------------------------
Name:      Jeffery T. White
Title:     Assistant Vice President

                                 SCHEDULE 1.1(b)

                                PRICING SCHEDULE

         The Applicable Eurocurrency Margin, the Applicable Base Rate Margin,
the Non-Use Fee Rate and the LC Fee Rate shall be determined based on the applicable Leverage Ratio as set forth below.

                       Applicable Eurocurrency
                        Margin/LC Fee Rate for              Applicable Base
Level                     Letters of Credit                   Rate Margin             Non-Use Fee Rate
-----                     -----------------                   -----------             ----------------
Level I                         0.625%                          0.000%                     0.150%
Level II                        0.750%                          0.000%                     0.175%
Level III                       0.875%                          0.000%                     0.200%
Level IV                        1.000%                          0.000%                     0.225%
Level V                         1.250%                          0.000%                     0.275%
Level VI                        1.625%                          0.375%                     0.350%
Level VII                       2.000%                          0.750%                     0.400%
Level VIII                      2.375%                          1.125%                     0.475%
Level IX                        2.750%                          1.500%                     0.550%

     Level I applies when the Leverage Ratio is less than or equal to 1.00 to 1.

     Level II applies when the Leverage Ratio is greater than 1.00 to 1 but less than or equal to 1.50 to 1.

     Level III applies when the Leverage Ratio is greater than 1.50 to 1 but less than or equal to 2.00 to 1.

     Level IV applies when the Leverage Ratio is greater than 2.00 to 1 but less than or equal to 2.50 to 1.

     Level V applies when the Leverage Ratio is greater than 2.50 to 1 but less than or equal to 3.00 to 1.

     Level VI applies when the Leverage Ratio is greater than 3.00 to 1 but less than or equal to 3.25 to 1.

     Level VII applies when the Leverage Ratio is greater than 3.25 to 1 but less than or equal to 3.50 to 1.

     Level VIII applies when the Leverage Ratio is greater than 3.50 to 1 but less than or equal to 3.75 to 1.

     Level IX applies when the Leverage Ratio is greater than 3.75 to 1.

         The applicable Level shall be adjusted, to the extent applicable, 45 days (or, in the case of the last Fiscal Quarter of any Fiscal Year, 90 days)
after the end of each Fiscal Quarter based on the Leverage Ratio as of the last day of such Fiscal Quarter; provided that if the Company fails to deliver the financial statements required by Section 10.1.1 or 10.1.2, as applicable, by the due date therefor, Level IX shall apply from such due date until such financial statements are delivered; and provided, further, that if, pursuant to the proviso to the definition thereof, Consolidated EBITDA increases or decreases on a pro forma basis as the result of an Acquisition or disposition, then the applicable Level shall be immediately adjusted, if applicable, on the date on which such Acquisition or disposition is consummated (giving effect to such increase or decrease in Consolidated EBITDA and any change in the amount of
Funded Debt then outstanding). Any adjustment to a Level shall apply immediately for all outstanding Loans and Letters of Credit.